Exhibit 10.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

                     9% SENIOR SUBORDINATED CONVERTIBLE NOTE

October 15, 2004                                                       $________

      FOR VALUE RECEIVED, DYNTEK, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "Borrower"), hereby promises to pay to the order of ______________________ (the "Holder") the sum of ________________________ Dollars ($_____________) (the "Principal Amount"),
payable $____________ on the first day of each month commencing July 1, 2005 ("Mandatory Prepayments"), with any remaining Principal Amount due on October 15, 2007 (the "Maturity Date"), and to pay interest on the unpaid Principal Amount from the date of this Note at the rate of nine percent (9%) per annum from the date hereof (the "Issue Date"), payable quarterly on April 1, July 1, October 1 and January 1 (each quarterly interest payment date hereinafter collectively referred to as an "Interest Payment Date"), and at Maturity, whether by declaration, acceleration or otherwise. Any Principal Amount of or interest on this Note which, to the extent not converted in accordance with the provisions hereof, is not paid when due shall bear interest at the rate of sixteen percent (16%) per annum ("Default Interest") from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date.

      Interest on the unpaid Principal Amount hereof, other than in connection with a prepayment of the Principal Amount at the option of the Borrower, and any installment of Mandatory Prepayment of the Principal Amount hereof may, at the option of the Borrower, be paid in shares of Common Stock (as defined in the Purchase Agreement) with an aggregate value, valuing each share at the Conversion Price, equal in value to the amount of interest or Mandatory Prepayment of the Principal Amount payable, provided that such payments may be made in shares of Common Stock ("Payment Shares") only if the Borrower satisfies the Liquidity Conditions (as defined herein) and provided further, that the Closing Price of the Common Stock shall be 115% of the Conversion Price on each of the ten (10) Trading Days prior to the date of payment (the "Borrower Conversion Condition") and that the Borrower has provided written notice to the Holder of its election to issue Payment Shares at least ten (10) Trading Days prior to the date of payment if the Borrower Conversion Condition is satisfied. "Liquidity Conditions" shall mean that (i) all of the shares of Common Stock issuable upon conversion of the Notes are (x) authorized and reserved for issuance, (y) registered for resale under the 1933 Act by the Holders of the Notes (or may otherwise be resold publicly without restriction) and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event. "Closing Price," as of any date, means the last sale price of the Common Stock on Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority of the outstanding Principal Amount of the Notes and the Borrower ("Bloomberg") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no last sale price of such security is available in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority of the outstanding Principal Amount of the Notes for which the calculation of the Closing Price is required. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

      All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. The Maturity Date is subject to extension, at the option of the Holder, as provided in Article IV hereof.

      This Note is being issued by the Borrower pursuant to the 9% Senior Subordinated Convertible Note, dated as of October 15, 2004, between the Borrower, the Holder and the other purchasers named therein (the "Purchase Agreement"). Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Purchase Agreement. For purposes hereof, the term "Notes" shall be deemed to refer to this Note, all other convertible notes issued pursuant to the Purchase Agreement and all convertible notes issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

                                 I. REDEMPTION

      A. Mandatory Redemption. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

            1. The Borrower fails to pay the Principal Amount hereof or interest thereon when due, whether on the Interest Payment Date, the Maturity Date, or upon Mandatory Prepayment pursuant to Article I.B, upon acceleration or otherwise;

            2. The Borrower (i) fails to issue shares of Common Stock to any holder of the Notes upon exercise by the holder of its conversion rights in accordance with the terms of the Notes (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article II.E below and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (ii) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to any Holder upon conversion of or otherwise pursuant to the Notes as and when required by the Notes, the Purchase Agreement or the Registration Rights Agreement, dated as of October 15, 2004, by and among the Borrower and the other signatories thereto (the "Registration Rights Agreement"), (iii) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of the Notes upon conversion of or otherwise pursuant to the Notes as and when required by the Notes, the Purchase Agreement or the Registration Rights Agreement, and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for fifteen (15) Trading Days after the Borrower shall have been notified thereof in writing by any holder of the Notes or (iv) fails to fulfill its obligations pursuant to Article IV of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by any Holder of the Notes;

            3. The Borrower fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") prior to January 15, 2005 of the Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 2(i)of the Registration Rights Agreement) within sixty (60) days after the Effective Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "Registrable Securities") otherwise cannot be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 2(i) of the Registration Rights Agreement or otherwise) for more than thirty
(30) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

            4. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

            5. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

            6. The Borrower shall fail to maintain the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market (the "Nasdaq

SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange ("AMEX");

            7. The sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a "Person") or Persons when the Borrower is not the survivor;

            8. The Borrower breaches any covenant contained in Article III hereof and such breach continues uncured for a period of ten (10) days after written notice thereof to the Borrower from any holder of Notes;

            9. The Borrower shall have incurred a monetary default in excess of $500,000 in any contract which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K as promulgated by the SEC) which default is not cured within two Trading Days, or a non-monetary default in any such contract which is not cured within fifteen Trading Days;

            10. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in the Registration Rights Agreement shall be materially false or misleading;

            11. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; or

            12. An SEC stop trade order or the trading suspension of the Common Stock on Nasdaq (or such principal exchange on which the Common Stock trades) shall be in effect for five (5) consecutive Trading Days or five (5) Trading Days during a period of ten (10) consecutive Trading Days, excluding in all cases a suspension of all trading on Nasdaq (or such principal exchange on which the Common Stock trades; provided, that this shall only be a Mandatory Redemption Event to the extent that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on the Nasdaq SmallCap, the NYSE or AMEX within sixty (60) days of such notice; or

            13. Any declared default of the Borrower or any of its subsidiaries under any other Indebtedness (as defined below) that gives the holder thereof the right to accelerate such other Indebtedness shall have occurred, and such other Indebtedness is in fact accelerated by the holder, or in the event that any other Indebtedness has become due and payable upon maturity and has not been satisfied then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs 1, 2, 3, 6, 7, 8, 9, 10, 11, 12 or 13 at the option of the Holder exercisable by the delivery of written notice (the "Mandatory Redemption Notice") to the Borrower of such Mandatory Redemption Event (provided that the remedies afforded under this Article I.A shall only be available to Holders providing such notice), or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs 4 or 5, the then outstanding Notes shall become immediately redeemable and the Borrower shall purchase each holder's outstanding Notes for an amount equal to the greater of (i) 120% multiplied by the sum of (a) the then outstanding Principal Amount of the Notes, plus (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "Mandatory Redemption Date"), plus (c) Default Interest, if any, on the amounts referred to in clauses
(a) and/or (b), plus (d) all Conversion Default Payments (as defined in Article II.E below), Delivery Default Payments (as defined in Article II.D.3 below) and any other amounts owed to such holder pursuant to Section 2(i) of the Registration Rights Agreement, and (ii) the "parity value" of the Notes to be redeemed, where parity value means the product of (x) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Notes in accordance with the terms hereof (without giving any effect to any limitations on conversions of Notes contained herein, and treating the Trading Day (as defined in Article II.B.1) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as defined in Article II.D.5) for purposes of determining the lowest applicable Conversion Price, unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (y) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts set forth in clauses (i) and (ii) above being referred to as the "Mandatory Redemption Amount"). The Mandatory Redemption Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

      "Indebtedness," when used with respect to the Borrower or any of its subsidiaries (each, a "Borrower Person"), and without duplication means, to the extent that any of the following exceed $750,000 individually:

            (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Borrower or any of its subsidiaries in respect of overdrafts, foreign exchange contracts, currency exchange agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Borrower Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

            (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Borrower Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

            (c) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Borrower Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Borrower Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Borrower Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Borrower Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

            (d) all obligations of such Borrower Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

            (e) all direct or indirect guaranties or similar agreements by such Borrower Person in respect of, and obligations or liabilities (contingent or otherwise) of such Borrower Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Borrower Person of the kind described in clauses (1) through (4) of this definition;

            (f) any indebtedness or other obligations described in clauses (1) through (5) of this definition secured by any lien existing on property which is owned or held by such Borrower Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Borrower Person; and

            (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) of this definition.

      B. Failure to Pay Redemption Amounts. In the case of a Mandatory Redemption Event, if the Borrower fails to pay the Mandatory Redemption Amount within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, the Holder shall have the right at anytime, and from time to time after the failure to timely pay the Mandatory Redemption Amount, so long as the Mandatory Redemption Event continues, to require the Borrower, upon written notice, to immediately issue (in accordance with and subject to the terms of Article II below), in lieu of the portion of the Mandatory Redemption Amount with respect to which such election is made, the number of shares of Common Stock of the Borrower equal to such applicable redemption amount divided by any Conversion Price (as defined below), as chosen in the sole discretion of Holder, in effect from the date of the Mandatory Redemption Event until the date Holder elects to exercise its rights pursuant to this Article I.B.

                     II. CONVERSION AT THE OPTION OF HOLDER

      A. Optional Conversion

            1.  Conversion  Amount.  Subject  to the  restrictions  set forth in
Article II.A.2 below, the Holder may, at its option at any time and from time to time prior to 5:00 pm, Eastern Standard Time, on the Maturity Date, convert all or any portion of this Note into Common Stock as set forth below (an "Optional Conversion"). This Note shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Borrower into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (a) the Conversion Amount (as defined below) by (b) the Conversion Price (as defined in Article II.B below); provided, however, that in no event shall Holder be entitled to convert this Note in exercise of that dollar amount of Notes upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note, or the unexercised or unconverted portion of any other securities of the Borrower (including, without limitation, the warrants issued by the Borrower pursuant to the Purchase Agreement (the "Warrants")) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and Holder's affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(x) of such proviso and (ii) such proviso may not be amended without (a) the written consent of the Holder and the Borrower and (b) the approval of the holders of a majority of Borrower's Common Stock present, or represented by proxy, and voting at any meeting called to vote on such proviso. "Conversion Amount" means (i) the portion of the Principal Amount of this Note being converted, plus (ii) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Article II.B.1), plus (iii) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (i) and/or (ii), plus (iv) any Conversion Default Payments (as defined in Article II.E) and Delivery Default Payments (as defined in Article II.D.3) payable with respect thereto, together with any other amounts owed to Holder pursuant to Section 2(i) of the Registration Rights Agreement.

            2. Trading Market Limitation. Unless the Borrower either (i) is permitted (or not prohibited) by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded to issue shares of Common Stock upon conversion of or otherwise pursuant to the
Notes in excess of the Maximum Share Amount (as defined below) or (ii) has obtained stockholder approval of the issuance of shares of Common Stock upon conversion of or otherwise pursuant to the Notes in excess of the Maximum Share Amount in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities (the "Stockholder Approval"), in no event shall the total number of shares of Common Stock issued upon conversion of or otherwise pursuant to the Notes (including any shares of capital stock or rights to acquire shares of capital stock issued by the Borrower which are aggregated or integrated with the Common Stock issued or issuable upon conversion of or otherwise pursuant to the Notes for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock which the Borrower can so issue pursuant to any rule or regulation of the principal United States securities market on which the Common Stock trades (the "Maximum Share Amount"), which as of the Issue Date shall be 11,773,439 shares (19.99% of the total shares of Common Stock outstanding on the Issue Date), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each Holder of Notes, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article V.l below. In the event that the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of or otherwise pursuant to the Notes, plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the then outstanding Notes at the then effective Conversion Price represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Borrower will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.

      B. Conversion Price.

            1. Calculation of Conversion Price. Subject to subparagraph 2 below, the "Conversion Price" shall be $0.65 per share. The Conversion Price shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date and as otherwise set forth herein.

      C. Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

            1. Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Etc. If, at any time when this Note is outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Borrower shall notify the Transfer Agent of such change on or before the effective date thereof. "Trading Price," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (x) the Board of Directors of the Borrower or (y) at the option of the holders of a majority of the then outstanding Principal Amount of the Notes, by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Borrower.

            2. Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is outstanding and prior to the conversion of all Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "Change of Control Transaction"), then Holder shall thereafter have the right to receive upon conversion of this Note upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon such conversion such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion or exercise contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of this Note. The Borrower shall not effect any transaction described in this subparagraph 2 unless (i) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such Change of Control Transaction (during which time Holder shall be entitled to convert this Note), which notice shall be given concurrently with the first public announcement of such transaction, and (ii) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of the Borrower under this Note (including under this subparagraph 2). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            3. Other Securities Offerings. (a) In case the Borrower shall, (i) by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding any cash portions of distributions referred to elsewhere in this Article II.C.3.) in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the preceding 12 months in respect to which no adjustment has been made and (b) any cash and the fair market of other consideration paid or payable in respect of any tender offers by the Borrower for Common Stock concluding within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of the Borrower's market capitalization (defined as being the product of the current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution (as determined by the Board of Directors), and or (ii) purchase Common Stock pursuant to a tender offer made by the Borrower or any of its subsidiaries which involves an aggregate consideration that together with (a) any cash and the fair market value of any other consideration paid or payable in any other tender offer by the Borrower or any of its subsidiaries of Common Stock expiring within the 12 months preceding the expiration of such tender offer in respect of which no adjustment has been made (as determined by the Board of Directors) and (b) the aggregate amount of any such all-cash distributions referred to in (i) above to all holders of Common Stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 10% of the Borrower's market capitalization on the expiration of such tender offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Article II.C.3. by a fraction of which the numerator shall be the current market price per share (determined as provided in this Article II.C.3.) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock determined as aforesaid, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

            (b) In case at any time on or after the Closing Date (as defined in the Purchase Agreement) the Borrower shall issue shares of its Common Stock or instruments convertible into or exercisable for Common Stock ("Common Stock Equivalents") (collectively, the "Newly Issued Shares"), other than an issuance pro rata to all holders of its outstanding Common Stock or an issuance to the Purchasers, at a price below the Conversion Price in effect at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as follows:

                  In the case of such  issuance  occurring  when the  Conversion
            Price in effect at the time of such issuance is greater than the current market price of the Common Stock at such time, the Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of
            (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Borrower for the number of Newly Issued Shares would purchase at a price equal to the Conversion Price in effect immediately prior to the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares plus (Y) the number of Newly Issued Shares. The adjustment provided for in this paragraph may be expressed as the following mathematical formula:

                                   (O+(C/CP)) X CP
                                   ----------
                        NCP  =     ( O + N  )

            where:

            C      =    aggregate consideration received by the Borrower for the
                        Newly Issued Shares

            N      =    number of Newly Issued Shares

            O      =    number of shares of Common Stock outstanding immediately
                        prior to the issuance of the Newly Issued Shares

            FMV    =    current  market price of the Common Stock at the time of
                        issuance of the Newly Issued Shares

            CP     =    Conversion  Price  immediately  prior to the issuance of
                        the Newly Issued Shares

            NCP    =    Conversion Price  immediately  after the issuance of the
                        Newly Issued Shares

            In no instance shall an adjustment be made under this Article II.C.3. if it would cause the Conversion Price to be increased.

            Notwithstanding the foregoing, no adjustment shall be made under this Article II.C.3. by reason of:

            (1) the issuance by the Borrower of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required elsewhere in this Note is made and (ii) the Borrower shall have given notice of such issuance thereof to the Holder;

            (2) the issuance by the Borrower of the Notes and the Warrants (as defined in the Purchase Agreement) pursuant to the Purchase Agreement or the issuance by the Borrower of shares of Common Stock upon conversion of the Notes in accordance with the terms hereof and thereof or upon exercise of the Warrants in accordance with the terms thereof, provided, that if notes substantially similar to the Notes are issued by the Borrower within 60 days of the Closing Date, with a conversion price lower than that of the Notes (the "New Conversion Price") then notwithstanding the adjustment provisions of this Article II.C.3., the Conversion Price of the Notes shall be reduced to the New Conversion Price;

            (3) the issuance by the Borrower of shares of Common Stock upon the exercise or conversion of securities of the Borrower outstanding as of the date of this Agreement; and

            (4) the issuance by the Borrower of shares of Common Stock or options or other rights to purchase Common Stock pursuant to any equity incentive plan in effect on the date hereof.

            (5) Additionally, notwithstanding the foregoing, no adjustment shall be made to the Conversion Price or to the exercise price of the Warrants, the Placement Warrants (as defined in the Purchase Agreement) or the Additional Warrants to the extent such adjustment would cause the number of Underlying Shares (as defined in the Purchase Agreement), when aggregated with other issuances of securities of the Borrower required to be aggregated in accordance with the Nasdaq Marketplace Rules and interpretations thereunder, to exceed nineteen and nine-tenths percent (19.9%) of the Common Stock of the Borrower outstanding on the Closing Date or the date of the initial issuance under a prior offering, if such prior offering would be aggregated pursuant to such Rules and interpretations with the Underlying Shares.

For the purpose of any computation under this Article II.C.3. the "current market price" per share of Common Stock on any date after the Closing Date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the Nasdaq or, if the shares of Common Stock are not listed or admitted to trading on the Nasdaq, on the principal national securities market on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities market, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Borrower for that purpose.

            4. Adjustment Due to Distribution. If, at any time when this Note is outstanding, the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then Holder shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            5. Purchase Rights. If, at any time when this Note is outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion or exercise contained herein and based upon the Conversion Price as would then be in effect) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      D. Mechanics of Conversion. In order to convert this Note into shares of Common Stock, Holder shall: (1) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Borrower by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline"), on the date specified therein as the Conversion Date (as defined in Article II.D.5) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion Date) to the office of the Borrower or its designated Transfer Agent for the Notes, which notice shall specify the Principal Amount of this Note to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion; and (2) subject to Article II.D.1 below, surrender this Note along with a copy of the Notice of Conversion to the office of the Borrower as soon as practicable thereafter. In the case of a dispute as to the calculation of the Conversion Price, the Borrower shall promptly issue that number of shares of Common Stock as is not disputed in accordance with subparagraph (3) below. The Borrower shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Borrower and Holder of the results no later than four (4) Trading Days from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

            1. Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount of this Note is so converted. Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, Holder may not transfer this Note unless Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of Holder a new Note of like tenor, registered as Holder may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note may be less than the amount stated on the face hereof.

            2. Lost or Stolen Notes. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Note, if mutilated, the Borrower shall execute and deliver a new Note of like tenor and date.

            3. Delivery of Common Stock Upon Conversion. Upon the submission of a Notice of Conversion, the Borrower shall, within two (2) business days after the Conversion Date (the "Delivery Period"), issue and deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement to or upon the order of Holder that number of shares of Common Stock for the portion of this Note converted as shall be determined in accordance herewith. In addition to any other remedies available to Holder, including actual damages and/or equitable relief, the Borrower shall pay to Holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Borrower fails to deliver Common Stock (a "Delivery Default") issuable upon conversion of this Note pursuant to the Notice of Conversion until such time as the Borrower has delivered all such Common Stock (the "Delivery Default Payments"). Such Delivery Default Payments shall be paid to Holder by the fifth (5th) day of the month following the month in which they have accrued or, at the option of Holder (by written notice to the Borrower by the first day of the month following the month in which they have accrued), shall be convertible into Common Stock in accordance with the terms of this
Article II.

            In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Borrower ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of Holder and its compliance with the provisions contained in Article II.A and in this Article II.D, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

            4. No Fractional Shares. If any conversion of this Note would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Note shall be the next higher number of shares.

            5. Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Borrower or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Note (or portion thereof) surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion (or exercise) and except that the holders preferential rights as a Holder of this Note shall survive to the extent the Borrower fails to deliver such securities.

      E. Reservation of Shares. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion in full of the Notes outstanding (based on Conversion Price in effect from time to time) shall at all times be reserved by the Borrower, free from preemptive rights, for such conversion or exercise. As of the Issue Date, authorized and unissued shares of Common Stock equal to the Maximum Share Amount have been duly reserved for issuance upon conversion of the Notes (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(g) of the Purchase Agreement. In addition, if the Borrower shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible, the Borrower shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Notes.

            If at any time Holder submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock duly reserved and available for issuance to effect such conversion in accordance with the provisions of this Article II (a "Conversion Default"), subject to
Article V.I, the Borrower shall issue to Holder all of the shares of Common Stock which are available to effect such conversion and exercise, if applicable. The portion of the Principal Amount of this Note included in the Notice of Conversion which exceeds the amount which is then convertible (or exercisable) into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible (or exercisable) into Common Stock in accordance with the terms hereof until (and at Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved by the Borrower to permit such conversion (or exercise), at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by Holder in respect thereof. The Borrower shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (x) such time that Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion hereof and
(y) a Conversion Default.

      F. Notice of Conversion Price Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article II, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

                             III. CERTAIN COVENANTS

      A. Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (b) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock.

      B. Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

      C. Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Notes, create, incur, assume or suffer to exist any liability for borrowed money senior or pari passu in rank to the Notes, except (a) borrowings in existence or committed on the date hereof or renewals or refundings thereof on same or better terms for no more than the original amount thereof, plus in the case of financings secured by a pledge of accounts receivable, an increase by no more than the same percent that the net sales of the Company for the fiscal quarter ended next prior to the date of the renewal or refunding have increased as compared to net sales of the Company for the quarter ended September 30, 2004; provided the Borrower has informed Holder in writing prior to the date hereof or (b) indebtedness to trade creditors incurred in the ordinary course of business.

      D. Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Notes, sell, lease or otherwise dispose of any material amount of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

      E. Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Notes, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances
(a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, or (b) made in the ordinary course of business.

      F. Contingent Liabilities. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding Principal Amount of the Notes, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date here of, or (b) similar transactions in the ordinary course of business.

      G. Variable Rate Transactions. The Borrower shall not, and shall not permit its subsidiaries to, effect or enter into any agreement which affects a subsequent financing involving a Variable Rate Transaction. A "Variable Rate Transaction" shall mean any transaction in which the Borrower issues or sells
(i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Borrower or the market for the Common Stock if in either case additional shares of Common Stock may in any circumstances be issuable based on a market price below the Conversion Price.

                                  IV. MATURITY

      The entire Principal Amount of the Notes then outstanding (together with any accrued and unpaid interest thereon, Default Interest, Conversion Default Payments, Delivery Default Payments and all other amounts due and payable by the Borrower pursuant to Section 2(i) of the Registration Rights Agreement) on the Maturity Date, shall be paid by the Borrower to the Holder in cash.

                                V. MISCELLANEOUS

      A. Failure of Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      B. Notices. Any notices required or permitted to be given under the terms of this Note shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                If to the Borrower:

                         DynTek, Inc.
                         18881 Von Karman Avenue, Suite 250
                         Irvine, CA  92612
                         Attention:  Chief Executive Officer
                         Facsimile:

                With copy to:

                         Stradling Yocca Carlson & Rauth
                         660 Newport Center Drive, Suite 1600
                         Newport Beach, CA  92660-6422
                         Attention:  Christopher D. Ivey, Esq.
                         Facsimile:  (949) 725-4100

      If to Holder, to the address set forth opposite Holder's name on Exhibit 1 to the Purchase Agreement or such other address as is communicated to the Borrower by notice by Holder in accordance with the terms hereof.

                With copy to:

                         Katten Muchin Zavis Rosenman
                         575 Madison Avenue
                         New York, NY  10022-2585
                         Attention:  Robert L. Kohl, Esq.
                         Facsimile:  (212) 940-6557

      C. Amendment Provision. The Notes may be amended only by an instrument in writing signed by the Borrower and the holders of a majority of the then outstanding Principal Amount of the Notes.

      D. Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. In the event Holder shall sell or otherwise transfer any portion of this Note, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the total Principal Amount of Notes then held by such holders.

      E. Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay Holder costs of collection, including reasonable attorneys' fees.

      F. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware (without regard to principles of conflict of laws). The Borrower and Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and state courts located in New York in any suit or proceeding based on or arising under this Note, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Borrower and Holder further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Borrower and Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      G. Denominations. At the request of Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding Principal Amount hereof, in the form hereof, in such denominations of at least $25,000 as Holder shall request.

      H. Payment of Cash; Defaults. Whenever the Borrower is required to make any cash payment to Holder under this Note (as a Conversion Default Payment or otherwise but not including payments of principal and interest hereunder), such cash payment shall be made to Holder within five Trading Days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and appropriate delivery instructions, including any necessary wire transfer instructions. If such payment is not delivered within such five-Trading Day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 24% and the highest interest rate permitted by applicable law until such amount is paid in full to Holder.

      I. Pro Rata Allocations. The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Borrower pro rata among the holders of the Notes based on the total Principal Amount of Notes originally issued to each holder of the Notes. Each increase to the Maximum Share Amount and the Reserved Amount shall be allocated pro rata among the holders of the Notes based on the total Principal Amount of Notes held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of the Notes, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any the Notes shall be allocated to the remaining holders of shares of the Notes, pro rata based on the total Principal Amount of Notes held by such holders.

      J. Status as Noteholder. Upon submission of a Notice of Conversion by Holder, the Principal Amount of this Note and the interest thereon covered thereby (other than any portion of this Note, if any, which cannot be converted because the conversion thereof would exceed such holder's allocated portion of the Maximum Share Amount or Reserved Amount) shall be deemed converted into shares of Common Stock as of the Conversion Date and Holder's rights as a holder of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Note. Notwithstanding the foregoing, if Holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion for any reason, then (unless Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the portion of the Principal Amount and interest thereon subject to such conversion shall be deemed outstanding under this Note and the Corporation shall, as soon as practicable, return this Note to Holder.

      In all cases, Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article II.F to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article II.F) for the Corporation's failure to convert this Note.

      K. Remedies Cumulative. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Note. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

                                            DYNTEK, INC.,
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                               Name: Steven J. Ross
                                               Title: Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                         in order to Convert the Notes)

            The undersigned hereby irrevocably elects to convert $________Principal Amount of the Note (defined below) into shares of common stock, par value $.0001 per share ("Common Stock"), of DYNTEK, Inc., a Delaware corporation (the "Borrower") according to the conditions of the convertible notes of the Borrower dated as of _______ __, 200_ (the "Notes"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

            The undersigned also irrevocably elects to convert $________ of Conversion Default Payments, $________ of Delivery Default Payments and/or $_______ of payments pursuant to Section 2(c) of the Registration Rights Agreement at the Applicable Conversion Price set forth below.

            The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

      Name of DTC Prime Broker:_________________________________________________
      Account Number:___________________________________________________________

|_| In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

      Name: ____________________________________________________________________
      Address:__________________________________________________________________

            The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Notes shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________
                  Market Price Days:____________________________
                  Applicable Conversion Price:__________________
                  Number of Shares of Common Stock to be Issued
                  Pursuant to:  (i) Conversion of the Notes:______________; or
                  (ii) Conversion of Conversion Default Payments, Delivery Default Payments and/or payments pursuant to Section 2(i) of the Registration Rights Agreement:____________
                  Signature:____________________________________
                  Name:_________________________________________
                  Address:______________________________________
                          ______________________________________


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